SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 3, 2010 (February 28, 2010)

FUSHI COPPERWELD, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of
incorporation or organization)

0-19276	13-3140715
(Commission File Number)	(I.R.S. Employer Identification
Number)

1 Shuang Qiang Road
Jinzhou, Dalian, People’s Republic of China
(Address of principal executive offices)

116100
(Zip Code)

(011)-86-411-8770-3333
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02  Departure f Directors or Principal Officers;Election of Directors; Appointment of Officers

Effective February 28, 2010, Beihong “Linda” Zhang resigned from her positions as Executive Vice President and Chief Financial Officer of Fushi Copperweld, Inc. (the “Company”), for medical related reasons.   The Company and Mrs. Zhang are currently working on the terms of Mr. Zhang’s separation from the Company.  Once the terms of the separation are finalized, the Company will file an amendment to this Current Report on Form 8-K disclosing such terms.

The Board of Directors has appointed Mr. Wenbing “Chris” Wang, who is currently President of the Company, to assume Ms. Zhang’s duties and act in the capacity of Interim Chief Financial Officer until a replacement Chief Financial Officer is identified and appointed.   Mr. Wang previously served as Chief Financial Officer of the Company from December 13, 2005 until September 1, 2009, when Ms. Zhang was appointed.  The Board of Directors and the Company are actively seeking a permanent replacement for the role of Chief Financial Officer.

Mr. Wang will not receive any additional compensation for assuming the role as Interim Chief Financial Officer.  The current terms of Mr. Wang’s employment agreement as President of the Company will remain in place.

Item 8.01 Other Events .

On March 3, 2010, the Company issued a press release announcing the resignation of its Chief Financial Officer.  A copy of the press release is filed herewith as Exhibit 99.1, and incorporated herein by reference. .

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description
99.1	Press Release, dated March 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUSHI COPPERWELD, INC.

Date: March 3, 2010	By :	/s/ Wenbing Christopher Wang
Wenbing Christopher Wang,
President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 3, 2010